SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PROFESSIONAL STAFF

                    GAMCO INVESTORS, INC.
                                 7/07/03          275,000-            2.0700
                                 7/07/03           17,000-            2.0700
                    GABELLI ASSOCIATES LTD
                                 7/07/03          150,000-            2.0700
                    GABELLI ASSOCIATES FUND
                                 7/07/03          128,100-            2.0700
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 7/07/03           65,000-            2.0700


		(1) ALL TRANSACTIONS WERE IN CONNECTION WITH THE ACQUSITION
		    DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.
          	(2) PRICE EXCLUDES COMMISSION.